Exhibit 99.1
AEROPOSTALE REPORTS APRIL SALES RESULTS
Raises First Quarter Guidance to $0.24 - $0.25 per share
Same store sales decrease 14.0%
New York, New York — May 10, 2007 - Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that total net sales for the four-week period ended May 5, 2007 decreased 9.8% to $75.4 million, from $83.6 million for the four-week period ended April 29, 2006. Same store sales for the month decreased 14.0%, compared to the corresponding four-week period ended May 6, 2006.
For the first quarter of fiscal 2007, total net sales have increased 12.0% to $275.8 million, from $246.3 million in the year-ago period. Same store sales for the first quarter have increased 2.5%, compared to the corresponding period ended May 6, 2006.
Julian R. Geiger, Chairman and Chief Executive Officer said, “While our results for the month reflect the negative effect from the shift in Easter, we remain very pleased with our performance for the first quarter, particularly the combined March and April period in which we generated a 2.6% comparable store sales increase. During the month we continued to control both the depth of our promotions and level of our inventory. Accordingly, we were able to maintain the positive trend in our gross margins and we are on track to end the quarter with earnings above our previously issued guidance. We also remain well positioned for a smooth transition into the summer selling season.”
Based on the positive trend in gross margins for the month, the company updated guidance for the first quarter of fiscal 2007. The company now expects net earnings in the range of $0.24-$0.25 per diluted share, versus its previously issued guidance of $0.22-$0.23 per diluted share. This compares to net earnings of $0.15 per diluted share in the first quarter last year.
The company believes that the disclosure of sales on a pro-forma basis due to the 53rd week in fiscal 2006, which is a non-GAAP financial measure, provides investors useful information to help them better understand the company’s expected results.
To hear the Aeropostale prerecorded April sales message, please dial (877) 519-4471, followed by the conference identification number #8288610.
About Aeropostale, Inc.
Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line through its e-commerce website (www.aeropostale.com) or at organized sales events at college campuses.
The company currently operates 754 Aeropostale stores in 47 states and 14 Jimmy’Z stores in 11 states
SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN “FORWARD-LOOKING STATEMENTS” CONCERNING EXPECTATIONS FOR SALES, STORE

OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY’S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY’S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.